SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of report (Date of earliest event reported)           May 17, 2000


                            Bell Microproducts, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                                   California
                 (State of Other Jurisdiction of Incorporation)


        000-21528                                            94-3057566
(Commission File Number)                    (I.R.S. Employer Identification No.)


          1941 Ringwood Avenue
          San Jose, California                                      95131-1721
    (Address of Principal Executive Offices)                         (Zip Code)


                                 (408) 451-9400
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

         On May 17, 2000, Bell Microproducts, Inc. (the "Registrant") announced the completion of its acquisitions of Rorke Data, Inc. ("Rorke") and Hammer Storage Solutions ("Hammer").

         The Registrant acquired all of the outstanding shares of Rorke and its European subsidiary through a merger of Rorke into a newly-created subsidiary of the Registrant. Shareholders of Rorke received approximately $2.5 million in cash and 179,612 shares of the Registrant's Common Stock. Rorke option holders received approximately $335,000, and minority shareholders of Rorke's European subsidiary received approximately $1.3 million in cash. Rorke provides leading-edge Fibre Channel and SAN storage solutions to vertical markets such as digital audio/video, publishing, and medical imaging throughout the U.S. and Europe.

         The Registrant acquired substantially all of the assets and assumed certain liabilities of Hammer for $450,000 cash. Hammer is a leading manufacturer of digital storage subsystems.

         A copy of the press release announcing the completion of the transactions is filed as Exhibit 99 to this Form 8-K.


Item 7.  Financial Statements and Exhibits

         (a)      Financial Statements of Businesses Acquired:

                  Not required.

         (b)      Pro Forma Financial Information:

                  Not required.

         (c)      Exhibits:

                  See Exhibit Index on page following Signatures.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             BELL MICROPRODUCTS, INC.

Date:  May 30, 2000                          By   /s/ Remo E. Canessa
                                             By:  Remo E. Canessa
                                                  Vice President, Finance and
                                                  Chief Financial Officer

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                  EXHIBIT INDEX

                                       to

                                    FORM 8-K


                            BELL MICROPRODUCTS, INC.




Exhibit Number    Exhibit Description

   99                      Press release dated May 17, 2000